Exhibit 10.2
AMENDMENT NO. 1
TO THE
KERR-McGEE CORPORATION
DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
Amended and Restated Effective as of January 1, 2003

WHEREAS, the Kerr-McGee Corporation Deferred Compensation Plan for Non-Employee Directors (the “Plan”) was amended and restated in its entirety as of January 1, 2003;

WHEREAS, by the terms of Section 7.1 of the Plan, Kerr-McGee Corporation (the “Company”) reserves the right to amend the Plan at any time; and

WHEREAS, the Company desires to amend the Plan to remove the option gain deferral feature in order to comply with Internal Revenue Code section 409A and applicable guidance thereto.

NOW, THEREFORE, the Plan is amended as follows, effective January 1, 2005:

1.	Section 4.1 of the Plan is amended by adding the following sentence to the end thereto:

“Notwithstanding anything herein to the contrary, no deferral election on a Deferral Form may defer the receipt of all or any portion of the gain attributable to a stock option or stock appreciation right award that vests after 2004.”

2.	The first sentence of Section 4.1(a) of the Plan is amended and restated in its entirety to read as follows:

“A Director may elect to defer receipt of all or any portion of the gain attributable to a stock option or stock appreciation right award that vests before 2005.”

IN WITNESS WHEREOF, KERR-MCGEE CORPORATION has, on its behalf and on behalf of its participating affiliates, caused this amendment to be executed by its duly authorized officers this 14th day of December, 2005.

ATTEST:	KERR-McGEE CORPORATION

/s/ John F. Reichenberger	/s/ Frances G. Heartwell
John F. Reichenberger	Frances G. Heartwell
Assistant Secretary	Vice President, Human Resources